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                                                                         Exh 5.1

            [KAYE SCHOLER FIERMAN, HAYS & HANDLER, LLP LETTERHEAD]

                                         January 29, 1999

Veeco Instruments Inc.
Terminal Drive
Plainview, New York 11803

Gentlemen:

         We have acted as special counsel to Veeco Instruments Inc. ("the Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed pursuant to the Securities Act of 1933, as amended, (File No. 333-70417) relating to the proposed offering of up to 4,111,250 shares of its common stock, par value $0.01 per share (the
"Shares'') to be offered to the public (including 536,250 Shares which may be so offered pursuant to an over-allotment option (the "Over-allotment Option") granted to the underwriters). Of the 4,111,250 Shares to be offered to the public, 1,150,000 Shares (including 150,000 Shares which may be offered pursuant to the Over-allotment Option) are to be offered by the Company and 2,961,250 Shares (including 386,250 Shares which may be offered pursuant to the Over-allotment Option) are to be offered by certain stockholders of the Company (the "Selling Stockholders").

         In that connection, we have reviewed the certificate of incorporation of the Company, its by-laws, resolutions adopted by its Board of Directors, the Registration Statement, and such other documents and proceedings as we have deemed appropriate.

         On the basis of such review, and having regard to legal considerations that we deem relevant, we are of the opinion that:

         1. The Shares to be offered by the Company have been duly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be duly and validly issued, fully paid and nonassessable; and


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         2.   The Shares to be offered by the Selling Stockholders have been duly authorized. The Shares to be offered by the Selling Stockholders which have been issued to the Selling Stockholders are validly issued, fully paid and nonassessable. The Shares to be offered by the Selling Stockholders which will be issued to the Selling Stockholders upon exercise by the Selling Stockholders of options, when issued upon exercise of such options in exchange for the payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 /s/ Kaye, Scholer, Fierman, Hays & Handler, LLP